Exhibit 23.2

Armanino LLP

12657 Alcosta Boulevard

Suite 500

San Ramon, CA 94583-4600

925 790 2600 main

925 790 2601 fax

armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of iSign Solutions Inc. on Form S-1 (File No. 333-208601, effective February 4, 2016; File No. 333-153062, effective September 26, 2008; File No. 333-147436, effective December 20, 2007; File No. 333-121563, effective January 21, 2005) and Form S-8 (File No. 333-184581, effective October 24, 2012; File No. 333-171952, effective January 28, 2011; File No. 333-160403, effective July 1, 2009; File No. 333-153595, effective September 19, 2008; File No. 333-133001, effective April 5, 2006; File No. 333-70838, effective October 3, 2001; File No. 333-49396, effective November 6, 2000) of our report dated March 31, 2017, with respect to the consolidated balance sheets of iSign Solutions Inc. and subsidiary as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in deficit, and cash flows for each of the fiscal years in the two-year period ended December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of iSign Solutions Inc.

/s/ Armanino LLP
ArmaninoLLP
San Ramon, California

March 31, 2017